Exhibit 21

COMPUTER SCIENCES CORPORATION
Significant Active Subsidiaries and Affiliates
As of April 1, 2005

Advanced Repair Technology International Ltd. (Partnership)	Texas
AdvanceMed Corporation	Virginia
Aerospace Center Support (Partnership)	Tennessee
Alliance-One Services, Inc.	Delaware
ASL Automated (Thailand) Ltd.	Thailand
ASL Automated Services (Thailand) Limited	Thailand
Automated Systems (HK) Limited	Hong Kong
Beijing CSA Computer Sciences Technology Company Limited	The People’s Republic of China
Century Aero, L.L.C.	Nevada
Century Capital Services Corporation	Nevada
Century Corporation	Nevada
Century Credit Corporation	Nevada
Century Leasing Corporation	Nevada
Century Subsidiary Corporation	Nevada
Computer Sciences Canada Inc.	Canada
Computer Sciences Corporation India Private Limited	India
Computer Sciences España, S.A.	Spain
Computer Sciences Gestion S.A.S.	France
Computer Sciences Raytheon (Partnership)	Florida
Continental Grand, Limited Partnership	Nevada
Continuum (Deutschland) GmbH	Germany
Continuum Direct Limited	United Kingdom
CSA Automated (Macau) Limited	Macau
CSA Automated Private Limited	Singapore
CSA Private Limited	Singapore
CSA (PRC) Company Limited	Hong Kong
CSC Accounts Management, Inc.	Texas
CSC Airline Solutions A/S	Denmark
CSC Airline Solutions Denmark A/S	Denmark
CSC Airline Solutions Norway AS	Norway
CSC Airline Solutions Sweden AB	Sweden
CSC Applied Technologies LLC	Delaware
CSC Arabia Ltd.	Saudi Arabia
CSC Australia Pty. Limited	Australia
CSC Business Systems Limited	United Kingdom
CSC Computer Sciences (Portugal) Lda	Portugal
CSC Computer Sciences (South Africa)(Pty) Limited	South Africa
CSC Computer Sciences Argentina S.R.L.	Argentina
CSC Computer Sciences B.V.	Netherlands
CSC Computer Sciences Caribbean Inc.	Nevada
CSC Computer Sciences Colombia Ltda.	Colombia
CSC Computer Sciences Consulting Austria AG	Austria
CSC Computer Sciences Corporation Chile Limitada	Chile
CSC Computer Sciences do Brasil Ldta.	Brazil
CSC Computer Sciences Finland OY	Finland
CSC Computer Sciences HK Limited	Hong Kong
CSC Computer Sciences Ireland Limited	Ireland
CSC Computer Sciences Italia S.p.A.	Italy

CSC Computer Sciences Japan Co., Ltd	Japan
CSC Computer Sciences Korea YH	Korea
CSC Computer Sciences Limited	United Kingdom
CSC Computer Sciences Peru S.R.L.	Peru
CSC Computer Sciences Polska Sp. zO.O	Poland
CSC Computer Sciences Pte Limited	Singapore
CSC Computer Sciences S.A.	Luxembourg
CSC Computer Sciences S.A.S.	France
CSC Computer Sciences s.r.o.	Czech Republic
CSC Computer Sciences Sdn Bhd	Malaysia
CSC Computer Sciences spol. s.r.o.	Slovakia
CSC Computer Sciences (Thailand) Limited	Thailand
CSC Computer Sciences Taiwan Limited	Republic of China
CSC Computer Sciences VOF/SNC (Partnership)	Belgium
CSC Computer Sciences, S. de R.L. de C.V.	Mexico
CSC Consular Services Inc.	Nevada
CSC Consulting B.V.	Netherlands
CSC Consulting Group A/S	Denmark
CSC Consulting, Inc.	Massachusetts
CSC Corporation Limited	United Kingdom
CSC Credit Services, Inc.	Texas
CSC Danmark A/S	Denmark
CSC Datalab A/S	Denmark
CSC Deutschland Akademie GmbH	Germany
CSC Energy Services, Inc.	Nevada
CSC Enterprises (Partnership)	Delaware
CSC Financial GmbH	Germany
CSC Financial Services (Pty) Limited	South Africa
CSC Financial Services GmbH	Germany
CSC Financial Services S.A.S.	France
CSC Financial Services Schweiz AG	Switzerland
CSC Financial Services Software Solutions Austria GmbH	Austria
CSC Financial Solutions Ireland Limited	Ireland
CSC Financial Solutions Limited	United Kingdom
CSC FSG Limited	United Kingdom
CSC Hamilton Holdings Ltd.	Bermuda
CSC Hungary Information Technology Services Kft	Hungary
CSC Infogérance S.A.	France
CSC Information Systems Limited	United Kingdom
CSC Information Systems LLC	Delaware
CSC Integrator A/S	Denmark
CSC International Systems Management Inc.	Nevada
CSC Investments SRL (Partnership)	Barbados
CSC Italia Srl	Italy
CSC Japan, Ltd.	Delaware
CSC Leaseco Inc.	Nevada
CSC Logic, Inc.	Texas
CSC Logic/MSA L.L.P.	Texas
CSC Managed Services GmbH	Germany
CSC Managed Services Inc.	Nevada
CSC New Zealand Limited	New Zealand
CSC PG GmbH	Germany
CSC Ploenzke AG	Germany
CSC ProduktSystems GmbH	Germany

CSC Property UK Limited	United Kingdom
CSC Retail Services, LLC	Nevada
CSC S.A.S.	France
CSC Scandihealth A/S	Denmark
CSC Services Management B.V.	Netherlands
CSC Services Management Ireland Limited	Ireland
CSC Services No. 1 Limited	United Kingdom
CSC Services No. 2 Limited	United Kingdom
CSC SoftwareConsult GmbH & Co. OHG (Partnership)	Germany
CSC Solutions Norge AS	Norway
CSC Solutions Sverige AB	Sweden
CSC Strategic Services GmbH	Germany
CSC Sverige AB	Sweden
CSC Switzerland GmbH	Switzerland
CSC Systems & Solutions LLC	Delaware
CSC Technologies Deutschland GmbH	Germany
CSC Technology (Beijing) Co., Ltd.	The People’s Republic of China
CSC Technology Services Pty Ltd	Australia
CSC UKD 1 Limited	United Kingdom
Dekru B.V.	Netherlands
Dyn Network Management, Inc.	Virginia
DynCorp	Delaware
DynCorp Advanced Repair Technology, Inc.	Virginia
DynCorp Aviation Services, Inc.	Virginia
DynCorp Biotechnology and Health Services, Inc.	Virginia
DynCorp of Colorado, Inc.	Delaware
DynCorp Techserv LLC	Delaware
DynCorp Viar, Inc.	Virginia
DynEDRS, Inc.	Virginia
DynKePRO L.L.C.	Delaware
DynMcDermott Petroleum Operations Company	Louisiana
DynMeridian Corporation	Virginia
DynPar L.L.C.	Oklahoma
DynPort Vaccine Company LLC	Virginia
DynTel Corporation	Virginia
Everlasting Properties Limited	British Virgin Islands
Experteam S.A./N.V.	Belgium
Express Profits Development Limited	British Virgin Islands
Express Returns Limited	British Virgin Islands
Express Success Limited	British Virgin Islands
Grand Global Insurance Ltd.	Bermuda
Grupo DynCorp de Mexico S.A. de C.V.	Mexico
InfoCredit Express, L.L.C.	Nevada
InfoCredit Services, L.L.C.	Nevada
Innovative Banking Solutions AG	Germany
ITS Medical Systems LLC	Virginia
Kochmütze Menüservice GmbH	Germany
Landmarc Support Services Limited	United Kingdom
Life Software Holding, Inc.	Delaware
Merrill Lynch CICG, Limited Partnership	Delaware
Merrill Lynch Partnership Holdings, LLC	Delaware
Mississippi Space Services (Partnership)	Mississippi
Mynd Asia Pacific Pty Limited	Australia
Mynd Corporation	South Carolina

Mynd Corporation f/k/a CYBERTEK Corporation	Texas
Mynd Corporation f/k/a The Leverage Group, Inc.	Connecticut
Mynd International, Ltd.	Delaware
Mynd Partners f/k/a Legalgard Partners, L.P.	Pennsylvania
Mynd Partners, L.P. f/k/a Cybertek Solutions, L.P.	Texas
Paxus Australia Pty. Limited	Australia
Paxus Financial R&D Pty. Limited	Australia
PT Cita Simas Artha	Indonesia
PT. CSC Computer Sciences	Indonesia
Reflexon AG	Switzerland
Sofadec SARL	France
Software Services Holding, Inc.	Delaware
Supreme Esteem Limited	Hong Kong
Test & Experimentation Services Co.	Texas
The Eagle Alliance (Partnership)	Maryland
Tianjin CSA Computer Sciences Technology Co. Ltd.	The People’s Republic of China
Welkin Associates, Ltd	Virginia